Exhibit (j)(1)

KRAMER LEVIN NAFTALIS & FRANKEL llp

January 20, 2015

E.I.I. Realty Securities Trust

640 Fifth Avenue, 8th Floor

New York, New York 10019

Re:	E.I.I. Realty Securities Trust File No. 333-45959

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 29 to the Registration Statement No. 333-45959 on Form N-1A. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas    New York NY 10036-2714    Phone 212.715.9100    Fax 212.715.8000    www.kramerlevin.com

also at 47 Avenue Hoche    75008 Paris France